                                                REGISTRATION NO. _______________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  LANGER, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                 11-2239561
   (State or other jurisdiction of           (I.R.S. Employer Identification
   incorporation or organization)                        Number)

                                  LANGER, INC.
                                450 COMMACK ROAD
                         DEER PARK, NEW YORK 11729-4510
                                 (631) 677-1200
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


                     LANGER, INC. 2001 STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)

             ANDREW H. MEYERS, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  LANGER, INC.
                                450 COMMACK ROAD
                         DEER PARK, NEW YORK 11729-4510
                                 (631) 667-1200

                                 with copies to:
                            ROBERT L. LAWRENCE, ESQ.
                               KANE KESSLER, P.C.
                           1350 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10019
                                 (212) 541-6222
--------------------------------------------------------------------------------
                     (Name and address of agent for service)


                         CALCULATION OF REGISTRATION FEE
=======================================================================================================================
 Title of securities to        Amount to be          Proposed maximum        Proposed maximum          Amount of
     be registered            registered (1)        offering price per      aggregate offering      registration fee
                                                         share (2)               price (2)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.02 par
value per share                 1,500,000                  $3.03                $4,545,000              $367.69
=======================================================================================================================

(1) This Registration Statement covers up to 1,500,000 shares of common stock (the "Common Stock"), $0.02 par value per share, of Langer, Inc. issuable pursuant to the Langer, Inc. 2001 Stock Incentive Plan (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and 457(h), the proposed maximum offering price per share is based upon a price of $3.03, representing the average of the high and low price of the Registrant's Common Stock as reported on the Nasdaq Small Cap Market on December 1, 2003.

                                EXPLANATORY NOTE

     This Registration Statement contains two parts. The first part contains a reoffer prospectus prepared pursuant to Form S-3 (in accordance with Section C of the General Instructions to the Form S-8) which covers reoffers and resales of "restricted securities" and/or "control securities" (as such terms are defined in Section C of the General Instructions to Form S-8) of Langer, Inc. (the "Company"). This reoffer prospectus relates to certain shares of Common Stock that have been or may be issued to certain officers, directors, and shareholders of the Company pursuant to the Plan. The second part of this Registration Statement contains information required in the registration statement pursuant to Part II of Form S-8. The Form S-8 portion of this Registration Statement will be used for offers of shares of Common Stock of Langer, Inc. pursuant to the Plan. The Plan Information specified by Part I of Form S-8 is not being filed with the Securities and Exchange Commission but will be delivered to all participants in the Plan pursuant to Securities Act Rule 428(b)(1).

                               REOFFER PROSPECTUS
                                  LANGER, INC.
                        1,500,000 SHARES OF COMMON STOCK
                           (PAR VALUE $0.02 PER SHARE)

     This prospectus may be used by certain persons (the "Selling Stockholders") listed in the "Selling Stockholder" table included in this prospectus who may be deemed to be affiliates of Langer, Inc., a Delaware corporation (the "Company" or the "Registrant"), to sell a maximum of 1,500,000 shares (the "Shares") of our common stock, $0.02 par value per share (the "Common Stock"), acquired pursuant to the Langer, Inc. 2001 Stock Incentive Plan (the "Plan").

     All or a portion of the Shares offered hereby may be offered for sale, from time to time, on the Nasdaq Small Cap Market, or otherwise, at prices and terms then obtainable. All brokers' commissions or discounts will be paid by the Selling Stockholders. However, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), may be sold under Rule 144 rather than pursuant to this prospectus. See "Plan of Distribution." We will receive none of the proceeds of this offering, although we will receive or have received cash upon the sale of stock to the Selling Stockholders under the Plan. See "Use of Proceeds." All expenses incurred in connection with the preparation and filing of this prospectus and the related Registration Statement are being borne by us. See "Expenses."

     SEE "RISK FACTORS" ON PAGE 1 HEREOF FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CAREFULLY CONSIDERED BY PROSPECTIVE PURCHASERS.

     Our Common Stock is listed on the Nasdaq Small Cap Market and traded under the symbol "GAIT." On December 1, 2003, the closing price of our Common Stock was $3.03 per share.

                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

                The date of this prospectus is December __, 2003.

     This prospectus contains information concerning the Company, but does not contain all of the information set forth in the Registration Statement and the Exhibits relating thereto, which the Company has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and to which reference is hereby made.

                            -------------------------

                                TABLE OF CONTENTS

                                                                         Page

AVAILABLE INFORMATION......................................................ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................ii

RISK FACTORS................................................................1

SELLING STOCKHOLDERS........................................................7

PLAN OF DISTRIBUTION........................................................8

EXPENSES....................................................................9

USE OF PROCEEDS.............................................................9

LEGALITY....................................................................9

EXPERTS.....................................................................9


     No dealer, salesperson or other person has been authorized to given any information or to make any representation not contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there have been no changes in the affairs of the Company since the date hereof.

                            ------------------------

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith we are required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by us can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional office. Copies of such materials can be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at the prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. The telephone number of the Commission is 800-SEC-0330.

     This prospectus omits certain of the information contained in the Registration Statement of which this prospectus is a part (the "Registration Statement"), covering the Common Stock, which pursuant to the Securities Act is on file with the Commission. For further information with respect to us and our Common Stock, reference is made to the Registration Statement including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the Registration Statement or elsewhere. The Registration Statement and the exhibits may be inspected without charge at the offices of the Commission or copies thereof obtained at prescribed rates from the public reference section of the Commission at the addresses set forth above.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is an offer to sell, or a solicitation of offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of Common Stock.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by us with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Registration Statement, except as superseded or modified herein:

     (1) our annual report on Form 10-K for the year ended December 31, 2002;

     (2) our current reports on Form 8-K filed on January 13, 2003, and the amendment thereto filed on March 14, 2003, May 13, 2003, August 11, 2003, and November 7, 2003;

     (3) our quarterly reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003;

     (4) the description of our Common Stock contained in our registration statement on Form 8-A/A filed on July 3, 2002, including any amendments or reports filed for the purpose of updating that description.

     All of such documents are on file with the Commission. In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     We hereby undertake to provide without charge to each person, including any beneficial owner of the Common Stock, to whom this prospectus is delivered, on written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or oral requests for such copies should be directed to our corporate secretary, c/o Langer, Inc., 450 Commack Road, Deer Park, New York 11729.

                                  RISK FACTORS

     Before you invest in our Common Stock, you should consider carefully the following risk factors and cautionary statements, as well as other information set forth in and incorporated by reference to this prospectus. If any of the following risks actually occur, our business, financial condition or results of operation may suffer. As a result, the trading price of our Common Stock could decline, and you could lose a substantial portion of the money you paid to buy our Common Stock. The risks and uncertainties we describe below are not the only ones we face. Additional risks and uncertainties that we do not currently know or that we currently believe to be immaterial may also adversely affect our business.

WE HAVE A HISTORY OF NET LOSSES AND MAY INCUR ADDITIONAL LOSSES IN THE FUTURE.

     We have a history of net losses. In order for us to achieve and maintain consistent profitability from our operations, we must continue to achieve product revenue at or above current levels. We may increase our operating expenses as we attempt to expand our product line and acquire other businesses and products. As a result, we will need to increase our revenues significantly to achieve sustainable profitability. We cannot assure you that we will be able to obtain sustainable profitability. Any such failure could have a material adverse effect on our business, financial condition, and results of operations.

A SIGNIFICANT PORTION OF OUR REVENUES IS DERIVED FROM CUSTOM ORTHOTIC DEVICES AND OUR FUTURE SUCCESS WILL DEPEND ON THE CONTINUED ACCEPTANCE AND GROWTH OF THESE PRODUCTS.

     For the year ended December 31, 2002, and for the ten month period ended December 31, 2001, approximately 79% and 90% of our sales were derived from custom orthotic devices. Any material adverse developments with respect to the market acceptance, sale or use of our custom orthotic devices could, therefore, significantly affect our revenues and have a material adverse effect on our business, financial condition and results of operations. The level of market acceptance of our custom orthotic devices could be affected by a number of factors, including:

     o   the effectiveness of our sales and marketing efforts;

     o   unfavorable publicity regarding our products;

     o the price and performance of our products relative to competing products; and

     o changes in government and third-party payor reimbursement policies and practices with respect to custom orthotic devices.

IF WE FAIL TO EXECUTE OUR GROWTH STRATEGY, WE MAY NOT BECOME PROFITABLE OR ACHIEVE SUSTAINABLE PROFITABILITY.

     A key element of our growth strategy is the acquisition of businesses and assets that will complement our current businesses, increase our size, expand our geographic scope of operations, and otherwise offer growth opportunities. We may not be able to successfully identify attractive acquisition opportunities, obtain financing for acquisitions on satisfactory terms or successfully acquire identified targets. Additionally, competition for acquisition opportunities in our industry may escalate, thereby increasing the costs to us of completing acquisitions or cause us to refrain from making acquisitions. Our growth strategy also depends in part on our ability to expand our product offerings and customer base and successfully implement our custom orthotic, off-the-shelf orthotic and other biomechanical businesses. This will depend in part upon our ability to hire and train new staff and managerial personnel, and adapt our structure to comply with present or future legal requirements affecting our arrangements with podiatrists, orthopedists, and physical therapists. Our ability to implement our growth strategy is also subject to other risks and costs, including:

     o   difficulties in assimilating acquired operations or products;

     o the risk of loss of key employees, customers or suppliers of acquired businesses;

     o   diversion of management's attention from our core business;

     o adverse effects on existing business relationships with suppliers and customers;

     o our ability to realize operating efficiencies, synergies, or other benefits expected from an acquisition;

     o risks associated with entering markets in which we have limited or no experience; and

     o   assumption of contingent liabilities of acquisition targets.

     Our failure to successfully implement our growth strategy could have a material adverse effect on our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO ADEQUATELY MANAGE OUR RAPID GROWTH.

     We have rapidly expanded, and are seeking to continue to rapidly expand, our business. This growth has placed significant demands on our management, administrative, operating and financial resources. The continued growth of our customer base, the types of products offered and the geographic markets served can be expected to continue to place a significant strain on our resources. Personnel qualified both in the production of our products and the marketing of such products are difficult to find and hire and enhancement of management systems to support growth are difficult to implement. Our future performance and profitability will depend in large part on our ability to attract and retain additional management and other key personnel, our ability to implement successful enhancements to our management systems and our ability to adapt those systems, as necessary, to respond to growth in our business. No assurance can be made that we will be able to successfully achieve our objectives. Any such failure could have a material adverse effect on our business, financial condition, and results of operations.

WE MAY FACE DIFFICULTIES INTEGRATING THE OPERATIONS OF BENEFOOT, INC., BENEFOOT PROFESSIONAL PRODUCTS, INC., AND BI-OP LABORATORIES, INC.

     In the period from May 6, 2002 through January 13, 2003, we have completed acquisitions of Benefoot, Inc., Benefoot Professional Products, Inc., and Bi-Op Laboratories, Inc. Our ability to integrate the operations of these companies is subject to various risks, and we may not be able to realize the operating efficiencies, synergies, or other benefits expected from these acquisition. Our failure to successfully integrate the operations of these companies in a timely manner without incurring unexpected costs could have a material adverse effect on our business, financial condition, and results of operations.

WE MAY NOT BE ABLE TO RAISE ADEQUATE FINANCING TO FUND OUR OPERATIONS AND GROWTH PROSPECTS.

     Our acquisition and product expansion programs, debt servicing requirements, and existing operations may require substantial capital resources. We cannot assure you that we will be able to generate sufficient operating cash flow or obtain sufficient additional financing to meet these requirements. Failure to achieve our financing objectives could require us to reduce operating costs by altering and delaying our business plan or otherwise radically altering our business practices. Such failure could have a material adverse effect on our business, financial condition, and results of operations.

OUR EXISTING PURCHASING ARRANGEMENTS MAY BE ADVERSELY AFFECTED IF WE ARE UNABLE TO MAINTAIN GOOD RELATIONS WITH OUR SUPPLIERS.

     We currently enjoy favorable terms with most of our suppliers, including the third party manufacturer of PPT, a primary fabrication material used in many of our products. Our ability to sustain our gross margins has been, and will continue to be, dependent, in part, on our ability to maintain such terms. These terms may be adversely impacted by changes in our suppliers' strategies or changes in our relationship with our suppliers. No assurance can be given that we will continue to maintain favorable terms with our suppliers. Our inability to maintain such terms or the inability of the third party to manufacture and deliver to us sufficient quantities of PPT in a timely fashion, could have a material adverse effect on our business, financial condition and results of operations.

IF WE FAIL TO CULTIVATE NEW OR MAINTAIN ESTABLISHED RELATIONSHIPS WITH LICENSED MEDICAL PRACTITIONERS AND THERAPISTS, OUR REVENUE MAY DECLINE.

     Our success is, in large part, dependent upon the referrals and recommendations of licensed medical practitioners and therapists and our ability to market our products to them. Licensed medical practitioners and therapists who recommend our products are not our employees and are free to recommend our competitors' products. If we are unable to successfully cultivate and maintain relationships with, and market our products to, these licensed medical practitioners and therapists, we may receive fewer orders for our products and our revenues may decline, which could have a material adverse effect on our business, financial condition, and results of operations.

THE NATURE OF OUR BUSINESS COULD SUBJECT US TO POTENTIAL PRODUCT LIABILITY AND OTHER CLAIMS.

     The sale of orthotic products and other biomechanical devices entails the potential risk of physical injury to patients and an inherent risk of product liability and other similar claims. We believe that we maintain adequate insurance coverage for our products. However, we cannot assure you that this coverage would be sufficient to cover the payment of any potential claim. In addition, we cannot assure you that this or any other insurance coverage will continue to be available or, if available, will be obtainable at a reasonable cost. A partially or completely uninsured material loss could have a material adverse effect on our business, financial condition and results of operations.

HEALTH CARE REGULATIONS OR HEALTH CARE REFORM INITIATIVES COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     We are subject to governmental regulation and supervision both in the United States, at the federal and state level, and abroad, including anti-kickback statutes, self-referral laws, and fee-splitting laws. In some cases, we may be required to obtain regulatory approvals and otherwise comply with regulations regarding safety, quality and efficacy standards. Our failure to obtain such approvals or comply with applicable regulatory requirements could result in government authorities taking punitive actions against us, including, among other things, imposing fines and penalties on us or preventing us from manufacturing or selling our products. We cannot assure you that these laws and regulations will not change or be interpreted in the future in a manner which restricts or adversely affects our business activities or relationships with providers of orthotic and biomechanical products.

CHANGES IN GOVERNMENT AND OTHER THIRD PARTY PAYOR REIMBURSEMENT LEVELS COULD ADVERSELY AFFECT OUR REVENUES AND PROFITABILITY.

     We derive a significant portion of our revenues from sales programs to parties reimbursed by Medicare, workers compensation insurance, or other insurers. Many of these programs set maximum reimbursement levels for orthotic products. We may be unable to sell our products on a profitable basis if third-party payors deny coverage or reduce their current levels of reimbursement. The percentage of our sales dependent on Medicare or other insurance programs may increase as the portion of the U.S. population over age 65 continues to grow, making us more vulnerable to reimbursement level reductions by these organizations. Reduced government reimbursement levels could result in reduced private payor reimbursement levels because of indexing of Medicare fee schedules by certain third-party payors. Furthermore, the healthcare industry is experiencing a trend towards cost containment as government and private insurers seek to contain healthcare costs by imposing lower reimbursement rates and negotiating reduced contract rates with service providers. This trend could adversely affect our net sales and could have a material adverse effect on our business, financial condition, and results of operations.

OUR BUSINESS IS HIGHLY COMPETITIVE.

     Our business is highly competitive in all product lines. Certain of our competitors may have greater financial resources, larger facilities and operations, and depth and experience of personnel as well as more recognizable trademarks for products similar to those sold by us. In addition, our competitors may develop or improve their products, in which event our products may be rendered obsolete or less marketable. We expect that the level of competition may increase in the future. There can be no assurance that we will be able to continue to compete successfully. Any such failure could have a material adverse effect on our business, financial condition, and results of operations.

NEW THERAPEUTIC TECHNIQUES OR PRODUCTS COULD DECREASE THE DEMAND FOR OUR
PRODUCTS.

     The medical industry is constantly searching for improved techniques and products to improve patient care and treatment. New surgical techniques, therapeutic procedures, and alternative products could cause licensed medical practitioners to decrease orders for our custom orthotic products. Such a decrease would have a material adverse effect on our business, financial condition and results of operations.

LOSS OF THE SERVICES OF KEY MANAGEMENT PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

     Our operations are dependent upon a relatively small group of key management and technical personnel, including Andrew H. Meyers, our President and Chief Executive Officer, whose current employment agreement with the Company expires as of December 31, 2003. The unexpected loss of the services of one or more of key management and technical personnel, including Mr. Meyers, could have a material adverse effect on our business, financial condition, and results of operations.

WE MAY BE UNABLE TO PROTECT OUR PROPRIETARY TECHNOLOGY.

     We are dependent upon a variety of methods and techniques that we regard as proprietary trade secrets. We are also dependent upon a variety of trademarks, service marks and designs to promote brand name development and recognition. We rely on a combination of trade secrets, copyright, patent, trademark, unfair competition and other intellectual property laws as well as contractual agreements to protect our rights to such intellectual property. Due to the difficulty of monitoring unauthorized use of and access to intellectual property, however, such measures may not provide adequate protection. In addition, there can be no assurance that courts will always uphold our intellectual property rights, or enforce the contractual arrangements that we have entered into to protect our proprietary technology. Any unenforceability or misappropriation of our intellectual property could have a material adverse effect on our business, financial condition and results of operations. In addition, if we bring or become subject to litigation to defend against claimed infringement of our rights or of the rights of others or to determine the scope and validity of our intellectual property rights, such litigation could result in substantial costs and diversion of our resources which could have a material adverse effect on our business, financial condition and results of operations. Unfavorable results in such litigation could also result in the loss or compromise of our proprietary rights, subject us to significant liabilities, require us to seek licenses from third parties, or prevent us from selling our products, which could have a material adverse effect on our business, financial condition and results of operations.

A PORTION OF OUR REVENUES AND EXPENDITURES IS SUBJECT TO EXCHANGE RATE FLUCTUATIONS THAT COULD ADVERSELY AFFECT OUR REPORTED RESULTS OF OPERATIONS.

     While a majority of our business is denominated in United States dollars, we maintain operations in foreign countries, primarily the United Kingdom and Canada, that require payments in the local currency and payments received from customers for goods sold in these countries are typically in the local currency. Consequently, fluctuations in the rate of exchange between the U.S. dollar and certain other local currencies may affect our results of operation and period-to-period comparisons of our operating results. We do not engage in hedging or similar transactions to reduce these risks.

ONE STOCKHOLDER HAS THE ABILITY TO SIGNIFICANTLY INFLUENCE THE ELECTION OF OUR DIRECTORS AND THE OUTCOME OF CORPORATE ACTION REQUIRING STOCKHOLDER APPROVAL.

     Warren B. Kanders, in his capacity as sole manager and voting member of Langer Partners, LLC and the sole shareholder of Kanders & Company, Inc., may be deemed to be the beneficial owner of 1,491,856 shares of our Common Stock, or approximately 34.1%, of the outstanding shares of our com-mon stock. In addition, our officers and directors beneficially own an aggregate of 1,367,621 of our Common Stock, or approximately 31.2%, of our Common Stock. Consequently, Mr. Kanders together with our officers and directors, will have the ability to significantly influence the election of our directors and the outcome of corporate actions requiring stockholder approval, including a change in control. (The foregoing numbers of shares and percentages do not give effect to an additional 516,676 shares which may be acquired by Mr. Kanders or entities he controls pursuant to the exercise of options or the conversion of the Company's convertible notes, nor an additional 431,237 shares which may be acquired by our officers and directors pursuant to the exercise or options or the conversion of the Company's convertible notes. Until such shares are acquired, such persons do not have voting rights with respect to such shares.)

THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE, WHICH COULD AFFECT A STOCKHOLDER'S RETURN ON INVESTMENT.

     The market price of our Common Stock has been subject to significant fluctuations, and we expect it to continue to be subject to such fluctuations for the foreseeable future. We believe the reasons for these fluctuations include the relatively thin level of trading in our stock, and the relatively low public float. Therefore, variations in financial results, announcements of material events by us or our competitors, our quarterly operating results, changes in general conditions in the economy or the health care industry, other developments affecting us or our competitors or general price and volume fluctuations in the market could cause the market price of the Common Stock to fluctuate substantially.

WE HAVE A SIGNIFICANT AMOUNT OF CONVERTIBLE INDEBTEDNESS OUTSTANDING AND MAY ISSUE A SUBSTANTIAL AMOUNT OF OUR COMMON STOCK IN CONNECTION WITH FUTURE ACQUISITIONS AND GROWTH PLANS, AND THE SALE OF THOSE SHARES COULD ADVERSELY AFFECT OUR STOCK PRICE.

     On October 31, 2001, we sold $14,589,000 of convertible subordinated notes in a private placement. The notes are convertible into approximately 2,431,500 shares of our Common Stock, subject to adjustment in certain circumstances. We anticipate issuing additional shares of our Common Stock and may also issue additional convertible debt to finance acquisitions. The number of outstanding shares of our Common Stock that will be eligible for sale in the future is, therefore, likely to increase substantially. Persons receiving shares of our Common Stock in connection with these acquisitions or financings may be more likely to sell large quantities of their Common Stock, which may adversely affect the price of our Common Stock. In addition, the potential issuance of additional shares in connection with anticipated acquisitions could lessen demand for our Common Stock and result in a lower price than would otherwise be obtained. If our security holders sell substantial amounts of our Common Stock in the public market following this offering, the market price of our Common Stock could fall. These sales might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate and may require us to issue greater amounts of our Common Stock to finance such acquisitions. Additional shares sold to finance acquisitions and conversions of convertible indebtedness may also dilute our earnings per share.

ISSUANCES BY US OF AUTHORIZED PREFERRED STOCK CAN HAVE ADVERSE EFFECTS, INCLUDING DILUTION AND DISCOURAGEMENT OF TAKEOVERS.

     Our certificate of incorporation contains certain provisions that may delay or prevent a takeover. Our Board of Directors has the authority to issue up to 250,000 shares of preferred stock, and to determine the price, rights, preferences and restrictions, including voting and conversion rights, of those shares without any further action or vote by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of preferred stock that may be issued in the future. Such provisions could adversely affect the holders of Common Stock in a variety of ways, including by potentially discouraging, delaying or preventing a takeover of Langer and by diluting our earnings per share.

WE DO NOT INTEND TO PAY DIVIDENDS.

     We currently do not intend to pay any dividends on our Common Stock. We currently intend to retain any earnings for working capital, repayment of indebtedness, capital expenditures and general corporate purposes.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Some of the forward-looking statements appear under "Prospectus Summary" and "Risk Factors." Other forward-looking statements appear in the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and elsewhere included or incorporated by reference in this prospectus. These statements relate to future events and our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "would," "will," "should," "could", "expects," "plans," "anticipates," "believes," "intends," "projects," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology or by discussions of strategy. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in the Risk Factors section of this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                              SELLING STOCKHOLDERS

     This prospectus relates to Shares that are being registered for reoffers and resales by Selling Stockholders who have acquired or may acquire Shares pursuant to the Plan. The Selling Stockholders may resell any or all of the Shares at any time they choose while this prospectus is effective.

     Executive officers and directors, their family members, trusts for their benefit, or entities that they own, that acquire Common Stock under the Plan may be added to the Selling Stockholder list below by a prospectus supplement filed with the SEC. The number of Shares to be sold by any Selling Stockholder under this prospectus also may be increased or decreased by a prospectus supplement. Non-affiliates who purchased restricted securities, as these terms are defined in rule 144(a) under the Securities Act, under any of our employee benefit plans and who are not named below may use this prospectus for the offer or sale of their Common Stock if they hold 1,000 shares or less. Although a person's name is included in the table below, neither that person nor we are making an admission that the named person is our "affiliate."

     The information in the table below sets forth, for each Selling Stockholder, based upon information available to us as of December 1, 2003, the number of shares of our Common Stock beneficially owned (assuming that all options to acquire shares are exercisable within 60 days, although certain options actually vest over a longer period of time) before and after the sale of the Shares, the maximum number of Shares to be sold pursuant to this prospectus (assuming that all options are fully exercisable) and the percentage of the outstanding shares of our Common Stock owned after the sale of the Shares. We have not been informed whether any Selling Stockholders intend to sell any Shares. The inclusion of Shares in the table below does not constitute a commitment to sell any Shares.

                                                                                     NUMBER OF        PERCENTAGE OF
                                                      NUMBER OF                     SHARES TO BE      COMMON STOCK TO
                                                        SHARES                      BENEFICIALLY      BE BENEFICIALLY
                               RELATIONSHIPS TO     BENEFICIALLY     SHARES TO      OWNED AFTER        OWNED AFTER
NAME OF SELLER                   THE COMPANY           OWNED(1)       BE SOLD       THE OFFERING      THE OFFERING(1)
--------------                   -----------           --------       -------       ------------      ---------------
Ehrlich, Burtt R.                  Director            176,407(2)       30,000          146,407              3.2%

Foster, Jonathan R.                Director            128,360(3)       30,000           98,360              2.2%

Goldstein, Arthur                  Director             71,120(4)       30,000           41,120               *

Nelson, Greg                       Director            227,721(5)       30,000          197,721              4.3%

Puglisi, Anthony J.            Chief Financial          90,000(6)       90,000                0                0
                                Officer, Vice
                                  President

Strauss, Thomas W.                 Director             82,997(7)       16,330           66,667              1.5%

------------------
*    Less than 1%.

1. As used in this table, a beneficial owner of Common Stock includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise, has or shares (a) the power to vote, or direct the voting of, such Common Stock, or (b) investment power, which includes the power to dispose, or to direct the disposition of, such Common Stock. In addition, a person is deemed to have "beneficial ownership" of any shares of Common Stock such person has the right to acquire within 60 days of the date hereof.

2. Includes (i) 30,000 shares (covered by the Registration Statement of which this prospectus is a part) acquirable by Mr. Burtt R. Ehrlich under options, which shares are being registered hereby, and (ii) 46,600 shares held in trust, and 8,333 shares acquirable upon conversion of the Company's 4% Convertible Notes (the "Convertible Notes") held in trust, by Mrs. Burtt Ehrlich as trustee for David Ehrlich as to which Mr. Ehrlich disclaims beneficial ownership.

3. Includes 30,000 shares (covered by the Registration Statement of which this prospectus is a part) acquirable by Mr. Foster upon exercise of options awarded under the Plan.

4. Includes 30,000 shares (covered by the Registration Statement of which this prospectus is a part) acquirable upon exercise of an option under the Plan, and 8,333 shares acquirable upon conversion of Convertible Notes held by Mr. Arthur Goldstein.

5. Includes 30,000 shares (covered by the Registration Statement of which this prospectus is a part) acquirable by Mr. Nelson upon exercise of options awarded under the Plan.

6. Consists of 90,000 shares (covered by the Registration Statement of which this prospectus is a part) acquirable by Mr. Puglisi under an option awarded under the Plan; as of the at the date hereof, options have vested with respect to 20,000 shares, and the balance of Mr. Puglisi's shares will be acquirable upon exercise of such options only if and when they become vested.

7. Includes (i) 16,330 shares acquirable upon exercise of an option awarded to Mr. Strauss under the Plan, and (ii) 41,667 shares acquirable upon conversion of Convertible Notes held by Mr. Strauss; does not include 41,667 shares acquirable by his spouse upon conversion of Convertible Notes held by his spouse.

                              PLAN OF DISTRIBUTION

     The Selling Stockholders (or their pledgees, donees, transferees, or other successors in interest) from time to time may sell all or a portion of the Shares "at the market" to or through a market maker or into an existing trading market, in private sales, including direct sales to purchasers, or otherwise at prevailing market prices or at negotiated or fixed prices. By way of example, and not by way of limitation, the Shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the sellers may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the sellers in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

     The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealer which purchases Shares as principal or any profits received on the resale of such Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

     In order to comply with certain state securities law, if applicable, the Common Stock will not be sold in a particular state unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     Each Selling Stockholder will deliver a prospectus in connection with the sale of the Shares.

                                    EXPENSES

     All expenses of this offering, including the expenses of the registration of the Shares of Common Stock offered hereby, will be borne by us. It is estimated that the total amount of such expenses will not exceed $50,000.

                                 USE OF PROCEEDS

     The Company will not realize any proceeds from the sale of the Common Stock which may be sold pursuant to this prospectus for the respective accounts of the Selling Stockholders. The Company, however, will derive proceeds from the sale of stock to Selling Stockholders and upon the exercise of the options granted to Selling Stockholders. All such proceeds will be available to the Company for working capital and general corporate purposes. No assurances can be given, however, as to when or if any or all of the Options will be exercised.

                                    LEGALITY

     Certain legal matters in connection with the securities offered hereunder will be passed upon for the Company by Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019.

                                     EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated by reference into the Registration Statement:

     (1) our annual report on Form 10-K for the year ended December 31, 2002;

     (2) our current reports on Form 8-K filed on January 13, 2003, and the amendment thereto filed on March 14, 2003, May 13, 2003, August 11, 2003, and November 7, 2003;

     (3) our quarterly reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003;

     (4) the description of our Common Stock contained in our registration statement on Form 8-A/A filed on July 3, 2002, including any amendments or reports filed for the purpose of updating that description.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by refer-ence in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Robert L. Lawrence, a member of Kane Kessler, P.C., together with members of his immediate family, owns 12,500 shares of the Company's Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     We are a Delaware corporation. Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any current or former director, officer, employee or agent of the corporation, or any individual serving at the corporation's request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or pro-ceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any current or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or any individual serving at the corporation's request as a director, officer, employee or agent of another organization against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided that such director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a present or former director or officer has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a current or former director, officer, em-ployee or agent of the corporation, or any individual serving at the corporation's request as a director, officer or employee of another organization, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Our certificate of incorporation provides that we shall, to the fullest extent permitted by the DGCL, indemnify all persons acting as officers and directors of Langer from and against all expenses, liabilities, or other matters covered by the DGCL.

     As permitted by the DGCL, our certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director shall be personally liable to us or to our stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the certificate of incorporation is to eliminate our rights and the rights of our stockholders (through stockholders' derivative suits on behalf of us) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

     We have also entered into separate indemnification agreements with each of our directors and executive officers which provide significant additional protection to such persons. In addition, we have in effect a directors and officers liability insurance policy indemnifying our directors and officers and the directors and officers of our subsidiaries within a specific limit for certain liabilities incurred by them, including liabilities under the Securities Act. We pay the entire premium of this policy.

     We believe that our certificate of incorporation and bylaw provisions, our directors and officers liability insurance policy and our indemnification agreements are necessary to attract and retain qualified persons to serve as our directors and officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Certain restricted securities to be reoffered and resold pursuant to this Registration Statement were issued under the Plan and in transactions exempt from registration pursuant to Section 4(2) of the Securities Act.

ITEM 8.   EXHIBITS

Exhibit No.     Description of Exhibits
-----------     -----------------------

     4.1 Registrant's 2001 Stock Incentive Plan (filed as Appendix C to the Registrant's Proxy Statement dated June 19, 2001).*

     5.1 Opinion of Kane Kessler, P.C. regarding the legality of the securities being registered.**

     23.1       Consent of Kane Kessler, P.C. (included in Exhibit 5.1)

     23.2       Consent of Deloitte & Touche LLP. (Independent Auditors)**

     23.3       Consent of Deloitte & Touche LLP. (Independent Auditors)**

     24.1 Power of Attorney (included in the signature pages of this registration statement).**

--------------
*    Incorporated by reference.
**   Filed herewith.

ITEM 9.   UNDERTAKINGS

     A.  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     D. The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Deer Park, State of New York, on this 28th day of November, 2003.


                                   LANGER, INC.


                                   By: /s/ Andrew H. Meyers
                                       --------------------
                                           Andrew H. Meyers
                                           President and Chief Executive Officer


                                   By: /s/ Anthony J. Puglisi
                                       ----------------------
                                           Anthony J. Puglisi Chief Financial
                                           Officer and Vice President
                                           (principal financial and accounting
                                           officer)


Signature                    Title                             Date
---------                    -----                             ----

/s/ Andrew H. Meyers         President, Chief Executive        November 28, 2003
--------------------         Officer, and Director
Andrew H. Meyers             (principal executive officer)

/s/ Anthony J. Puglisi       Chief Financial Officer and       November 28, 2003
----------------------       Vice President (principal
Anthony J. Puglisi           financial and accounting officer)


/s/ Burtt R. Ehrlich         Director                          November 28, 2003
--------------------
Burtt R. Ehrlich


/s/ Arthur Goldstein         Director                          November 28, 2003
--------------------
Arthur Goldstein


/s/ Greg Nelson              Director                          November 28, 2003
---------------
Greg Nelson


/s/ Jonathan R. Foster       Director                          November 28, 2003
---------------------
Jonathan R. Foster


/s/ Thomas W. Strauss        Director                          November 28, 2003
---------------------
Thomas W. Strauss

                               POWER OF ATTORNEY

          Each of the undersigned officers and directors of Langer, Inc. hereby severally constitutes and appoints Andrew H. Meyers and Anthony J. Puglisi as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Signature                  Title                               Date
---------                  -----                               ----

/s/ Andrew H. Meyers       President, Chief Executive          November 28, 2003
--------------------       Officer, and Director
Andrew H. Meyers           (Principal Executive Officer)

/s/ Anthony J. Puglisi     Vice President and Chief            November 28, 2003
----------------------     Financial Officer
Anthony J. Puglisi         (Principal Accounting Officer)


/s/ Burtt R. Ehrlich       Director                            November 28, 2003
--------------------
Burtt R. Ehrlich


/s/ Arthur Goldstein       Director                            November 28, 2003
--------------------
Arthur Goldstein


/s/ Greg Nelson            Director                            November 28, 2003
---------------
Greg Nelson


/s/ Jonathan R. Foster     Director                            November 28, 2003
----------------------
Jonathan R. Foster


/s/ Thomas W. Strauss      Director                            November 28, 2003
---------------------
Thomas W. Strauss

                                  EXHIBIT INDEX

Exhibit No.    Description of Exhibits
-----------    -----------------------

     5.1 Opinion of Kane Kessler, P.C. regarding the legality of the securities being registered.

     23.1      Consent of Kane Kessler, P.C. (included in Exhibit 5.1)

     23.2      Consent of Deloitte & Touche LLP. (Independent Auditors)

     23.3      Consent of Deloitte & Touche LLP. (Independent Auditors)

     24.1 Power of Attorney (included in the signature pages of this registration statement).

--------------